UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported) September 16, 2003
Microfield Group, Inc.
(Exact name of registrant as specified in its charter)

Oregon	000-26226	93-0935149

(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification No.)

1631 NW Thurman, Suite 200, Portland, OR	97209

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (503) 419-3580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On September 16, 2003, Microfield Group, Inc. (“Microfield” or the “Company”) acquired Velagio, Inc., an Oregon corporation (“Velagio”), and Christenson Technology Services, Inc., an Oregon corporation (“CTS”) through mergers of these companies with two of Microfield’s wholly owned subsidiaries. The values of the mergers were determined based on a Microfield per share price of $0.26, which was the average closing price for Microfield’s common stock for the five days ending on September 15, 2003.
Microfield’s acquisition of Velagio and CTS occurred in two separate transactions closing on the same day as follows:
Transaction 1: Pursuant to an Agreement and Plan of Merger dated September 15, 2003, which had as its parties Microfield, VSI Acquisition Co., an Oregon corporation, Velagio, Kurt A. Underwood and TSI Telecommunication Services, Inc., a Delaware corporation (“TSI”), Microfield issued 4,193,143 shares of its common stock and issued 473,907 stock options in exchange for 100% of the outstanding common and preferred stock and common stock options of Velagio. Microfield’s wholly owned subsidiary VSI Acquisition Co. merged with and into Velagio. Mr. Underwood, president of Velagio, received 3,404,958 shares of Microfield common stock which constituted 20.3% of the issued and outstanding shares of Microfield upon completion of Transactions 1 and 2 on September 16, 2003. TSI received 788,185 shares of common stock of Microfield which constituted 4.7% of the issued and outstanding shares of Microfield upon completion of Transactions 1 and 2. Mr. Underwood and TSI have placed 203,008 and 46,992 shares of common stock of Microfield, respectively, in escrow pursuant to the terms of an Indemnification Escrow Agreement dated September 15, 2003, attached hereto as an exhibit.
Transaction 2: Pursuant to an Agreement and Plan of Merger dated September 15, 2003, which had as its parties Microfield, CTS Acquisition Co., an Oregon corporation, CTS and Christenson Group LLC, an Oregon limited liability company, Microfield issued 4,193,142 shares of its common stock in exchange for 100% of the common stock of CTS. Microfield’s wholly owned subsidiary CTS Acquisition Co., merged with and into CTS. Christenson Group LLC was issued 4,193,142 shares of common stock of Microfield which constitutes 25% of the issued and outstanding shares of Microfield upon completion of Transactions 1 and 2. Christenson Group has placed 250,000 of these shares in escrow pursuant to the terms of an Indemnification Escrow Agreement dated September 15, 2003, and attached hereto as an exhibit.
The description of these transactions contained herein are qualified in their entirety by reference to both of the Agreement and Plan of Mergers each dated September 15, 2003 and attached hereto as Exhibits 2.1 and 2.2, and incorporated herein by reference (“Merger Agreements”).
Mr. Underwood and Mr. Robert J. Jesenik, a significant beneficial owner of CTS and Christenson Group LLC, were appointed as directors by the board of directors of Microfield, pursuant to the terms of the Merger Agreements.
Pursuant to the terms of the Merger Agreements, Mr. Underwood was also appointed President and Chief Executive Officer of Microfield. Mr. Wright, the former President and Chief Executive Officer of Microfield, was appointed the Chief Operating Officer.
The total issued and outstanding shares of common stock of Microfield on September 16, 2003 were 16,772,570 shares.
CTS provides installation and implementation of business information systems and electrical systems. Velagio provides business and information systems integration and development consulting. Microfield intends to continue the historic business of CTS and expand their services to integrate certain aspects of the products and services provided by Innovative Safety Technologies (IST), an additional wholly-owned subsidiary of Microfield, and Velagio.

Subsequent Events
At the time of the filing of Form 8-K/A on March 16, 2004 to report financial information from the acquisitions of Velagio and CTS on September 16, 2003, the Company could not supply two years of audited financial statements of CTS as required in the regulations. Subsequent to the previously filed Form 8-K/A, CTS was audited for the eight and a half month period ending September 15, 2003. The audited financial information for that period is set forth in exhibit (e) in the financial information presented below.

Item 9.01 Financial Statements and Exhibits
In our report on Form 8-K filed October 1, 2003, no financial information was provided for Velagio and CTS. In this report on Form 8-K/A we are providing the following financial information:
(a)	Unaudited Pro Forma Condensed Combined Financial Statements of Microfield Group, Inc. giving effect to the acquisition of Velagio and CTS.

(b)	Discussion regarding forward looking financial information of Microfield Group, Inc. considering the acquisitions of Velagio and CTS. (*)

(c)	Audited Financial Statements of Velagio as of December 31, 2002 and December 31, 2001 and for the years then ended. (*)

(d)	Unaudited Interim Financial Statements of Velagio as of and for the six-month periods ended June 30, 2003 and June 30, 2002. (*)

(e)	Audited Financial Statements of CTS as of September 15, 2003 and for the eight and a half months then ended.

(f)	Exhibits

(*) Incorporated by reference to the Company’s current report on Form 8-K/A dated September 16, 2003, filed on March 16, 2004.
After the acquisitions, the Company enlisted an independent accounting firm to perform audits of Velagio and CTS. The audited financial statements of Velagio and unaudited interim financial statements of Velagio were included as a part of the financial information originally filed with Form 8-K/A on March 16, 2004. In the course of trying to complete the audit of GAAP (generally accepted accounting principles) compliant financial statements related to this 8-K/A filing, the Company’s independent accountants and management team noted certain material internal control weaknesses within the operations of CTS in the areas of revenue recognition, cash disbursements, inventory accounting, and document control. The Company’s management concluded that financial statements of CTS for fiscal 2002 and fiscal 2001 could not be prepared in accordance with GAAP. Accordingly, the Company’s independent accountants concluded that they could not render an opinion on the historical fiscal 2002 and fiscal 2001 financial statements of CTS in accordance with generally accepted auditing standards. Subsequent to the last filed Form 8-K/A regarding this transaction, CTS has been audited for eight and a half month period ending September 15, 2003. The audited financial information for that period is set forth below. This filing also includes pro forma financial information of CTS for the six-month periods ending June 30, 2003 and June 30, 2002.
Unaudited Pro Forma Condensed Combined Financial Statements
Consideration paid by the Company in the acquisition of CTS was approximately $1,150,000 consisting of the issuance of 4,193,142 shares of Microfield common stock with a fair value of $1,090,217 and payment of direct acquisition costs of approximately $60,000. This consideration has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed according to their respective fair values, with the excess purchase consideration being allocated to goodwill at the closing of the transaction. This acquisition was consummated on September 16, 2003.

Consideration paid by the Company in the acquisition of Velagio was approximately $1,263,000 consisting of the issuance of 4,193,143 shares of Microfield common stock with a fair value of $1,090,217, the issuance of 473,907 incentive stock options with a fair value of $112,655 to purchase shares of Microfield common stock and payment of direct acquisition costs of approximately $60,000. This consideration has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed according to their respective fair values, with the excess purchase consideration being allocated to goodwill at the closing of the transaction. This acquisition was consummated on September 16, 2003.
The unaudited pro forma statements of operations for the year ended December 31, 2002 and the six months ended June 28, 2003, give effect to (i) the acquisitions of CTS and Velagio applying the purchase method of accounting and (ii) certain adjustments that are directly attributable to the acquisitions as if the transactions were consummated as of January 1, 2002. The unaudited pro forma balance sheet data gives effect to the acquisition of CTS and Velagio and the related adjustments directly attributable to the transaction as if they had occurred on June 30, 2003. In the opinion of Microfield, all adjustments and/or disclosures necessary for a fair presentation of the pro forma data have been made. These unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the acquisitions of CTS and Velagio been consummated as of the date indicated, or of the results that may be obtained in the future.
These unaudited pro forma condensed combined financial statements and notes thereto should be read in conjunction with the CTS audited financial statements and notes thereto as of September 15, 2003, and the Velagio, Inc. audited financial statements and notes thereto as of December 31, 2002 and December 31, 2001 included in this report on Form 8-K/A; the unaudited Velagio, Inc. financial statements and notes thereto as of and for the six-months ended June 30, 2003 and June 30, 2002, included in this report on Form 8-K/A; the Microfield Group, Inc. audited consolidated financial statements and notes thereto included in Microfield’s Annual Report on Form 10-KSB for the fiscal year ended December 28, 2002 as filed with the Securities and Exchange Commission (SEC); and the Microfield Group, Inc. unaudited, consolidated financial statements and notes thereto included in Microfield’s Quarterly Report of Form 10-QSB for the quarter ended June 28, 2003 as filed with the SEC.

(a) Unaudited Pro Forma Condensed Combined Financial Statements of Microfield Group, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 28, 2002 for Microfield Group, Inc., for the year ended December 31, 2002 for Velagio, Inc. and CTS, Inc.

						Pro Forma
				Pro Forma		Balances
	Microfield Group	Velagio	CTS	Adjustments	Reference	(unaudited)

Sales	$232,648	$1,712,797	$11,166,389	$—		$13,111,834
Cost of sales	143,508	613,522	8,125,261	—		8,882,291

Gross profit	89,140	1,099,275	3,041,128	—		4,229,543

Operating expenses:
Sales, general and administrative	470,481	946,954	3,723,950	—		5,141,385
Depreciation and amortization	26,586	148,644	103,360	—		278,590

Total operating expenses	497,067	1,095,598	3,827,310	—		5,419,975

Income (loss) from operations	(407,927)	3,677	(786,182)	—		(1,190,432)

Other income (expense)	20,942	(19,343)	(174,135)	—		(172,536)

Loss from continuing operations	$(386,985)	$(15,666)	$(960,317)	$—		$(1,362,968)

Basic and diluted net loss per share	$(0.07)					$(0.10)

Weighted average shares used in per share calculations:
Basic and fully diluted	5,599,654			8,386,285		13,985,939

The accompanying notes are an integral part of these financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the six months ended June 28, 2003 for Microfield Group, Inc.
and for the six months ended June 30, 2003 for Velagio, Inc.

						Pro Forma
				Pro Forma		Balances
	Microfield Group	Velagio	CTS	Adjustments	Reference	(unaudited)

Sales	$291,090	$806,498	$10,234,916	$—		$11,332,504
Cost of sales	210,008	258,473	7,531,501	—		7,999,982

Gross profit	81,082	548,025	2,703,415	—		3,332,522

Operating expenses:
Sales, general and administrative	534,144	487,117	2,513,889	—		3,535,150
Depreciation and amortization	37,932	27,617	51,166	—		116,715

Total operating expenses	572,076	514,734	2,565,055	—		3,651,865

Income/(loss) from operations	(490,994)	33,291	138,360	—		(319,343)

Other income (expense), net	(5,833)	216	(167,671)	—		(173,288)

Loss from continuing operations	$(496,827)	$33,507	(29,311)	—		$(492,631)

Basic and diluted loss from continuing operations per share	$(0.06)					$(0.03)

Weighted average shares used in per share calculations:
Basic and fully diluted	8,038,204			8,386,285		16,424,489

The accompanying notes are an integral part of these financial statements.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 28, 2003 for Microfield Group, Inc.
and as of June 30, 2003 for Velagio, Inc. and CTS, Inc.

				Pro Forma		Pro Forma Balances
	Microfield Group	Velagio	CTS	Adjustments		(unaudited)

Assets
Current assets
Cash	$22,562	$283,825	$177,695			$484,082
Accounts receivable	152,311	40,232	3,596,343			3,788,886
Accounts receivable – related party			57,250			57,250
Unbilled revenue	—	10,620	703,366			713,986
Inventory	80,015	—	637,965			717,980
Other current assets	32,460	430	9,317			42,207

Total current assets	287,348	335,107	5,181,936			5,804,391

Equipment, net	129,922	60,189	168,613			358,724
Intangibles, net	279,335	—	254,507	(254,507)	Note 3	279,335
Other assets			7,476			7,476
				1,044,700	Note 2

Goodwill	250,490	—	1,000,000	2,882,669	Note 3	5,177,859

Total Assets	$947,095	$395,296	$6,612,532	$3,672,862		$11,627,785

Liabilities, Mandatorily Redeemable Preferred Stock and Shareholders’ Equity
Current liabilities
Accounts payable	$235,508	$13,047	1,946,564			$2,195,119
Billings in excess of costs			318,714			318,714
Operating line of credit			2,506,133			2,506,133
Current portion of long term debt			1,693,884			1,693,884
Other current liabilities	190,255	164,093	531,087			885,435

Total current liabilities	425,763	177,140	6,996,382			7,599,285

Long term liabilities	140,741	—	1,094,111			1,234,852

Total liabilities	566,504	177,140	8,090,493			8,834,137

Mandatorily redeemable convertible preferred stock – authorized, 20,000,000 shares of $.001 par value; 9,259,259 shares of Series A issued and outstanding at June 30, 2003	—	2,500,000		(2,500,000)	Note 2	—

Shareholders’ Equity (Deficit)
Common stock, no par value, 25,000,000 shares authorized, 12,579,427 issued and outstanding as of June 29, 2002. Prior to the acquisition Microfield had 8,386,285 shares issued and outstanding.	16,586,117			1,262,856 1,150,201	Note 2 Note 3	18,999,174

Common stock – authorized 65,000,000 shares of $.001 par value, 40,000,000 shares issued and outstanding at June 30, 2003		12,108		(12,108)	Note 2	—
				2,293,952	Note 2
Accumulated deficit	(16,205,526)	(2,293,952)	(1,477,961)	1,477,961	Note 3	(16,205,526)

Shareholders’ Equity (Deficit)	380,591	(2,281,844)	(1,477,961)	6,172,862		2,793,648

Total Liabilities, Mandatorily Redeemable Preferred Stock and Shareholders’ Equity (Deficit)	$947,095	$395,296	$6,612,532	$3,672,862		$11,627,785

The accompanying notes are an integral part of these financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
This Current Report on Form 8-K/A contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and other risks detailed in our Annual Report on Form 10-KSB for the year ended December 28, 2002 and other reports filed with the Securities Exchange Commission from time to time. Actual results could differ materially from those projected in these forward-looking statements as a result of the risks described above as well as other risk factors set forth in our periodic reports both previously and hereafter filed with the Securities Exchange Commission.
Note 1 – Basis of Presentation
On September 16, 2003, Microfield completed the acquisition of Velagio, Inc. for 4,193,143 shares of Microfield common stock and granted 473,907 employee stock options together valued at approximately $1,263,000, including acquisition costs, and of CTS, Inc. for 4,193,142 shares of Microfield common stock valued at approximately $1,150,000, including acquisition costs
The purchase method of accounting has been used in the preparation of the accompanying unaudited pro forma condensed combined financial statements. Under this method of accounting, the purchase consideration is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed according to their respective fair values, with the excess purchase consideration being recorded as goodwill. For the purposes of pro forma adjustments, Microfield has followed Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” and SFAS No. 142, “Goodwill and Intangible Assets.”
The unaudited pro forma condensed combined statements of operations are presented combining Microfield’s audited condensed consolidated statement of operations for the year ended December 28, 2002 and Microfield’s unaudited condensed statement of operations for the six months ended June 28, 2003 with Velagio’s and CTS’ statements of operations for the year ended December 31, 2002 and for the six months ended June 30, 2003 assuming the transaction occurred on January 1, 2002. The unaudited pro forma condensed combined balance sheet gives effect to the acquisition as if the transaction had taken place on June 30, 2003 and combines Microfield’s unaudited June 28, 2003 condensed balance sheet amounts with Velagio’s and CTS’ unaudited balance sheets as of June 30, 2003. These pro forma statements are based on such condensed financial statements after giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments described below. The pro forma information does not purport to be indicative of the results, which would have been reported if the purchase had been in effect for the periods presented or which may result in the future.
There were no material transactions between Microfield, Velagio and CTS during the periods presented. There are no significant differences between the accounting policies of Microfield, Velagio and CTS.
Note 2 – Pro forma adjustments
Pursuant to the Merger Agreement, shareholders of Velagio, in total received 4,193,142 shares of Microfield common stock, and 473,907 options to purchase the company’s common stock. For purposes of the unaudited pro forma condensed combined financial statements, the fair value of the Company’s common stock issued as a part of the acquisition was determined based on the average price of the Company’s common stock for several days before the acquisition of Velagio. The fair value of fully-vested employee stock options issued in conjunction with this acquisition has been included in the determination of the purchase price. The fair value of such options was determined using the Black-Scholes model using specific financial market assumptions including the expected dividend yield, risk free interest rate, and expected volatility of the Company’s stock price.
The components of the purchase price were as follows:

Common Stock	$1,090,217
Option issuance value	112,655
Direct acquisition costs	59,984

Total purchase price	$1,262,856

In accordance with Financial Accounting Standard (SFAS) No. 141, Business Combinations, the total purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed. The fair value of the assets acquired was based on management’s best estimates and the determination of an intangible asset valuation professional. The total purchase price was allocated to the assets and liabilities acquired as follows:

Cash and other current assets	$335,107
Equipment	60,189
Goodwill	1,044,700
Current liabilities	(177,140)

Total	$1,262,856

Goodwill of $1,044,700 represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. In accordance with SFAS 142, goodwill is not amortized and will be tested for impairment at least annually.
This transaction had no effect on the Company’s earnings at the date of acquisition as the assets and liabilities were acquired at the same cost bases for which they were listed in the previous Velagio financial statements, except for goodwill which was recorded at the excess of the purchase price over the net assets. There were no assets that were required to be written down at the acquisition date and no assets that required a regular recurring expense to be charged against the company’s earnings.
As part of its preparation for the audit of the Company for the year ended January 3, 2004, the Company will carefully evaluate the potential impairment of goodwill recorded at the acquisition date as required by Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Intangible Assets.”
Note 3 – Pro forma adjustments
Pursuant to the Merger Agreement, shareholders of CTS, in total received 4,193,143 shares of Microfield common stock. For purposes of the unaudited pro forma condensed combined financial statements, the fair value of the Company’s common stock issued as a part of the acquisition was determined based on the average price of the Company’s common stock for several days before the acquisition of CTS.
The components of the purchase price were as follows:

Common Stock	$1,090,217
Direct acquisition costs	59,984

Total purchase price	$1,150,201

In accordance with Financial Accounting Standard (SFAS) No. 141, Business Combinations, the total purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed. The fair value of the assets acquired was based on management’s best estimates and the determination of an intangible asset valuation professional. The total purchase price was allocated to the assets and liabilities acquired as follows:

Cash and other current assets	$5,181,936
Equipment	168,613
Other assets	7,476
Goodwill and intangibles	3,882,669
Current liabilities	(6,996,382)
Long term liabilities	(1,094,111)

Total	$1,150,201

Goodwill and intangibles of $3,882,669 represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. In accordance with SFAS 142, goodwill is not amortized and will be tested for impairment at least annually. At September 16, 2003, the date of acquisition, a portion of this goodwill amount was classified as two separate intangible assets.
This transaction had no effect on the Company’s earnings at the date of acquisition as the assets and liabilities were acquired at the same cost bases for which they were listed in the previous CTS financial statements, except for goodwill which was recorded at the excess of the purchase price over the net assets. There were no assets that were required to be written down at the acquisition date other than an organization cost intangible asset of $254,507 on June 30, 2003. Additionally, there were no assets that required a regular recurring expense to be charged against the company’s earnings.
As part of its preparation for future audits, the Company will carefully evaluate the potential impairment of goodwill and intangibles recorded at the acquisition date as required by Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Intangible Assets.”

     (e) Audited Financial Statements of CTS as of September 15, 2003 and for the eight and a half months then ended.
CHRISTENSON TECHNOLOGY SERVICES, INC.
INDEX

RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Certified Public Accountants
REPORT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM
Board of Directors
Microfield Group, Inc.
Portland, Oregon
     We have audited the accompanying balance sheet of Christenson Technology Services, Inc. and its wholly-owned subsidiary (the “Company”) as of September 15, 2003 and the related statements of operations, deficiency in stockholders’ equity, and cash flows for the eight and a half months then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based upon our audit.
     We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.
     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Christenson Technology Services, Inc. and its wholly-owned subsidiary as of September 15, 2003, and the results of its operations and its cash flows for the eight and a half months then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP

Russell Bedford Stefanou Mirchandani LLP
Certified Public Accountants
McLean, Virginia
July 15, 2005

Financial Statements
CHRISTENSON TECHNOLOGY SERVICES, INC.
BALANCE SHEET

September 15,
2003
Current assets:
Cash and cash equivalents	$515,844
Accounts receivable, net of allowances of $25,036	4,598,726
Accounts receivable – related parties	462,875
Inventory, net of allowances	557,521
Costs in excess of billings	2,042,947
Other current assets	38,498

Total current assets	8,216,411

Property and equipment, net	2,119,204
Goodwill	1,111,770
Other assets	5,534

Total assets	$11,452,919

Current liabilities:
Accounts payable	$3,009,462
Accounts payable – related parties	769,817
Accrued payroll, taxes and benefits	460,721
Bank line of credit	3,683,412
Current portion of notes payable – related parties	1,599,805
Billings in excess of costs	487,554
Other current liabilities	102,235

Total current liabilities	10,113,006

Long-term liabilities:
Long term notes payable – related parties	3,487,549

Commitments and contingencies	—
Shareholders’ deficit:
Common stock, no par value, 120,000,000 shares authorized, 54,826,875 shares issued and outstanding	—
Accumulated deficit	(2,147,636)

Total shareholders’ deficit	(2,147,636)

Total liabilities and shareholders’ deficit	$11,452,919

The accompanying notes are an integral part of these financial statements.

CHRISTENSON TECHNOLOGY SERVICES, INC.
STATEMENT OF OPERATIONS

Eight and a half
months ended
September 15,
2003

Sales	$17,454,019

Cost of goods sold	12,890,063

Gross profit	4,563,956

Operating expenses:
Sales, general and administrative	4,683,583

Loss from operations	(119,627)

Other expense:
Interest expense	(308,806)

Loss before provision for income taxes	(428,433)

Provision for income taxes	—

Net loss	$(428,433)

Basic and diluted net loss per share	$(0.01)

Weighted average shares used in per share calculations:

Basic and diluted	54,826,875

The accompanying notes are an integral part of these financial statements.

CHRISTENSON TECHNOLOGY SERVICES, INC.
STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT
EIGHT AND A HALF MONTHS ENDED SEPTEMBER 15, 2003

				Total
	Common Stock		Accumulated	Shareholders’
	Shares	Amount	Deficit	Deficit

Balance December 31, 2002	54,826,875	$—	$(1,719,203)	$(1,719,203)

Net loss			(428,433)	(428,433)

Balance, September 15, 2003	54,826,875	$—	$(2,147,636)	$(2,147,636)

The accompanying notes are an integral part of these financial statements

CHRISTENSON TECHNOLOGY SERVICES, INC.
STATEMENT OF CASH FLOWS

Eight and a half
months ended
September 15,
2003
Cash Flows From Operating Activities:
Net loss	$(428,433)
Add (deduct):
Depreciation	77,763

Changes in current assets and liabilities:
Accounts receivable	(2,238,934)
Accounts receivable – related party	(421,849)
Inventory	80,230
Other current assets	(29,498)
Costs in excess of billings	(722,025)
Other long term assets	5,204
Accounts payable	2,426,871
Accounts payable – related party	(886,551)
Accrued payroll, taxes and benefits	76,769
Billings in excess of cost	135,874
Other current liabilities	101,953

Net cash used by operations	(1,822,626)

Cash flows from investing activities:
Purchases of fixed assets	(1,993,233)

Net cash provided used by investing activities	(1,993,233)

Cash flows from financing activities:
Borrowings on line of credit	23,535,616
Repayments on line of credit	(21,784,471)
Repayments on notes payable – related party	(17,253)
Borrowings on notes payable – related party	2,254,823

Net cash provided (used) in financing activities	3,988,715

Net increase in cash and cash equivalents	172,856

Cash and cash equivalents, beginning of period	342,988

Cash and cash equivalents, end of period	$515,844

Supplemental schedule of non-cash financing and investing activities:
Intangible assets acquired	$1,111,770
Purchase of equipment and furniture	142,921
Purchase of inventory	388,230
The accompanying notes are an integral part of these financial statements.

CHRISTENSON TECHNOLOGY SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
September 15, 2003
1. Description of Business
Christenson Technology Services, Inc. (the “Company” or “CTS”) engages in electrical construction and services, general lighting maintenance and telecommunication services.
The Company was incorporated in May 2001, under the name Optec Acquisition Corporation when the Company acquired the assets of privately held Optec, Inc. The name was subsequently changed to Christenson Technology Services, Inc. On June 1, 2003 the Company acquired the customer lists and inventory of Christenson Electrical Services, Inc. (“CES”), a division of Christenson Electric, Inc.
2. Summary of Significant Accounting Policies
     Fiscal Year
The Company’s fiscal year is the twelve months ending on the last day of December. The Company’s current fiscal year is the twelve months ending December 31, 2003. The Company’s last fiscal year was the twelve months ended December 31, 2002. The period covered in this report is the eight and a half month period from January 1, 2003 to September 15, 2003.
     Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity or remaining maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents are primarily maintained at one financial institution.
     Fair Value of Financial Instruments
The carrying value of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are carried at cost, which approximates fair value due to the relative short maturities of these instruments. The carrying value of debt instruments are recorded at the estimated fair value of these instruments.
     Advertising Costs
Advertising costs in the current eight and a half months of $22,000 were expensed as incurred.
     Concentrations
Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, sales and accounts receivable. The Company places its cash and temporary investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. For the eight and a half months period ending September 15, 2003, no customer accounted for 10% of total sales. At September 15, 2003 there were no customers whose accounts receivable accounted for more than 10% of total outstanding trade receivables. The Company performs limited credit evaluations of its customers, does not require collateral on accounts receivable balances, but does often retain lien rights to reduce its risk. The Company has not experienced material credit losses for the period presented. The level of sales to any single customer may vary and the loss of any one of these customers, or a decrease in the level of sales to any one of these customers, could have a material adverse impact on the Company’s financial condition and results of operations.
The Company currently relies on various sources for key components used in the installation and sales of its products and services. None of the Company’s products or supplies used in the performance of its services is from a single source. The inability of any limited source suppliers to fulfill supply and production requirements, could materially impact future operating results.
The Company’s business is concentrated in the electrical services and technology services industry. Its future success depends on the buying patterns of its customers and continued demand by customers for the Company’s products and services. The Company’s success will depend on its ability to maintain its history of high quality in designing customer solutions and performing its services, enhancing its existing products and services and developing and introducing, on a timely basis, successful new products or services.
     Revenue and Cost Recognition
Significant portions of the Company’s revenues are derived from construction and service projects. Revenues from fixed-price, cost-plus-fee, time and material and unit-price contracts are recognized using the percentage-of-completion method of accounting which recognizes income as work on a contract progresses. Recognition of revenues and profits generally are related to costs incurred in providing the services required under the contract. Earned revenue is the amount of cost incurred on the contract in the period plus the amount of gross profit earned during the same period. This method is used because management considers total cost to be the best available measure of completion of construction contracts in progress. Provisions for estimated losses on construction contracts in progress are made in their entirety in the period in which such losses are determined without reference to the percentage complete. Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to revenue and costs, and are recognized in the period in which the revisions are determined. Claims for additional revenue are not recognized until the period in which such claims are allowed. Direct contract costs include all direct labor, direct materials and some estimating costs and shop and equipment costs. General and administrative costs are charged to expense as incurred. As of September 15, 2003, accounts receivable included retainage of $1,331 that is over one year old. Revenue from discontinued operations was recognized when persuasive evidence of an arrangement existed, the price was fixed, title had transferred, collection of resulting receivables was probable, no customer acceptance requirements existed and there were no remaining significant obligations.
     Impairment of Long-lived Assets
Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts of such assets may not be recoverable. Determination of recoverability is based on an estimate of discounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets that management expects to hold and use is based on the fair value of the asset as estimated using a discounted cash flow model.
The Company measures the carrying value of goodwill recorded in connection with the acquisitions for potential impairment in accordance with SFAS No. 142, Goodwill and Other Intangible Assets.” To apply SFAS 142, a company is divided into separate “reporting units,” each representing groups of products that are separately managed. For this purpose, the Company has one reporting unit. To determine whether or not goodwill may be impaired, a test is required at least annually, and more often when there is a change in circumstances that could result in an impairment of goodwill. If the trading of our common stock is below book value for a sustained period, or if other negative trends occur in our results of operations, a goodwill impairment test will be performed by comparing book value to estimated market value. To the extent goodwill is determined to be impaired, an impairment charge is recorded in accordance with SFAS 142.
     Income Taxes

The Company accounts for income taxes using the asset and liability approach in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in operations in the period that includes the enactment date. Due to losses, there has been no provision for income taxes in the period presented.
     Computation of Net Income per Share
Basic earnings (loss) per common share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings per common share is computed using the combination of dilutive common share equivalents, which include convertible preferred shares, options and warrants and the weighted-average number of common shares outstanding during the period. Diluted loss per common share for the eight and a half months ended September 15, 2003 is based only on the weighted-average number of common shares outstanding during the period. There were no common share equivalents at September 15, 2003.
     Pension Plan Contributions
The Company contributes to several Multi-Employer Pension Benefit Plans on behalf of its employees covered by a collective bargaining agreement. During the eight and a half months ended September 15, 2003, the Company contributed $439,068 to these plans, which was expensed as incurred.
     Comprehensive Income
The Company has no items of other comprehensive income or expense. Accordingly, the Company’s comprehensive loss and net loss are the same for all periods presented.
     Use of Estimates
The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The Company evaluates, on an on-going basis, its estimates and judgments, including those related to revenue recognition, sales returns, bad debts, excess inventory, income taxes, contingencies and litigation. Its estimates are based on historical experience and assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.
     Recent Accounting Pronouncements
SFAS 145. In April 2002, the FASB issued SFAS 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” The most relevant provision of SFAS 145 is the rescission of SFAS 4, “Reporting Gains and Losses from Extinguishment of Debt – An Amendment of APB Opinion No. 30,” which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result of the rescission, the criteria in APB Opinion No. 30 will now be used to classify those gains and losses. The provisions of SFAS 145 related to the rescission of SFAS 4 shall be applied in fiscal years beginning after May 15, 2002, with early application encouraged. The adoption of SFAS 145 did not have a material impact on the Company.

SFAS 146. In June 2002, the FASB issued SFAS 146, “Accounting for Costs Associated with Exit or Disposal Activities.” SFAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” SFAS 146 requires the recognition of a liability when it has been incurred. The initial measurement of that liability shall approximate fair value. The provisions of SFAS 146 are effective for exit or disposal activities initiated after December 31, 2002, with earlier application encouraged. The adoption of SFAS 146 did not have a material impact on the Company, but may impact future disposal or exit activities, if any.
FIN 45. In November 2002, the FASB issued FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Others.” FIN 45 requires that upon issuance of a guarantee, a guarantor must recognize a liability for the fair value of an obligation assumed under a guarantee. FIN 45 also requires additional disclosures by a guarantor in its interim and annual financial statements about the obligations associated with guarantees issued. The recognition provisions of FIN 45 are effective for any guarantees issued or modified after December 15, 2002. The adoption of FIN 45 did not have a material effect on the Company’s financial position, results of operations, or cash flows.
EITF 00-21. In November 2002, the EITF reached a consensus on Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables.” EITF 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which the vendor will perform multiple revenue generating activities. The EITF is effective for fiscal years beginning after June 15, 2003. The adoption of EITF 00-21 did not have a material effect on the Company’s financial position, results of operations or cash flows.
SFAS 148. In December 2002, the FASB issued Statement of Financial Standards No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure.” SFAS 148 amends SFAS 123, “Accounting for Stock Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based compensation and the effect of the method used on reported results. The annual disclosure provisions of SFAS 148 are effective for periods ending after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. Management has adopted the disclosure requirements of SFAS 148.
FIN 46. In January 2003, the FASB issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” (FIN 46). This Interpretation requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective immediately for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 were to be applied for the first interim or annual period beginning after June 15, 2003. In October 2003, the FASB released a FASB Staff Position (FSP) deferring the effective date for applying the provisions of FIN 46. A public entity need not apply the provisions of FIN 46 to an interest held in a variable interest entity or potential variable interest entity until the end of the first interim or annual period ending after December 15, 2003 (as of December 31, 2003, for an entity with a calendar year-end or quarter-end of December 31). The Company has no relationships with other entities for which it is the primary beneficiary. Accordingly, the Company does not expect the adoption of FIN 46 to have a material effect on the Company’s financial position, results of operations or cash flows.
SFAS 149. In May 2003, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS 149 is intended to result in more consistent reporting of contracts as either freestanding derivative instruments subject to

Statement 133 in its entirely, or as hybrid instruments with debt host contracts and embedded derivative features. SFAS 149 is effective for contracts entered into or modified after June 30, 2003. The adoption of SFAS 149 did not have a material impact on the Company’s financial position, cash flows or results of operations.
SFAS 150. In May 2003, the FASB issued SFAS No. 150, ‘‘Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.’’ SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after September 15, 2003. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. On November 7, 2003, the FASB issued FASB Staff Position No. FAS 150-3 (FSP 150-3), ‘‘Effective Date, Disclosures, and Transition for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests under FASB Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.’’ FSP 150-3 deferred certain aspects of FAS 150. The adoption of FAS 150 and FAS 150-3 did not have a material impact on the Company’s results of operations, financial position or cash flows.
SFAS 151. In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs— an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “. . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . .” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this Statement will have any immediate material impact on the Company.
SFAS 152. In December 2004, the FASB issued SFAS No.152, “Accounting for Real Estate Time-Sharing Transactions—an amendment of FASB Statements No. 66 and 67” (“SFAS 152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. with earlier application encouraged. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.
SFAS 123R. On December 16, 2004, the Financial Accounting Standards Board (“FASB”) published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“SFAS 123R”). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective as of the first interim period that begins after June 15, 2005. Accordingly, the Company will implement the revised standard in the third quarter of fiscal year 2005. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements. Management is assessing the implications of this revised standard, which may materially impact the Company’s results of operations in the fourth quarter of fiscal year 2005 and thereafter.
SFAS 153. On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions (“ SFAS 153”). This statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under SFAS 153, if a nonmonetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for nonmonetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.
FIN 47. In March 2005, the FASB issued FASB Interpretation (FIN) No. 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143,” which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. The Company is required to adopt the provisions of FIN 47 no later than the end of its fiscal 2006. The Company does not expect the adoption of this Interpretation to have a material impact on its financial position, results of operations or cash flows.
SFAS 154. In May 2005 the FASB issued Statement of Financial Accounting Standards (SFAS) No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3.” SFAS 154 requires retrospective application to prior periods’ financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. The Company does not expect the adoption of this SFAS to have a material impact on its financial position, results of operations or cash flows.
3. Inventories
Inventories are stated at the lower of first-in, first-out, cost or market value. The Company provides inventory allowances based on estimates of excess and obsolete inventories. Inventories consist of the following:

September 15,
2003
Raw materials	$72,877
Finished Goods	509,681

582,558
Less allowance for obsolete inventory	(25,037)

$557,521

4. Property and Equipment
Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation of computer equipment and software is computed using straight line or accelerated declining balance method over the estimated useful lives of the assets. Estimated lives of three to five years are used for computer equipment and software. Depreciation of furniture and fixtures is computed using straight line or accelerated declining balance method over the estimated useful lives of the assets. Estimated lives of five to seven years are used for furniture and fixtures. Property and equipment consist of the following:

September 15,
2003
Equipment	$163,296
Vehicles	1,993,233
Leasehold Improvements	68,442

2,224,971

Less accumulated depreciation and amortization	(105,767)

$2,119,204

5. Construction Contracts in Progress
Revenues and costs recognized on construction contracts in progress contrast the related billings as follows:

September 15,
2003
Direct costs to date	$12,864,715
Gross profit to date	4,230,001

Earned contract revenue	17,094,716
Contract billings to date	(15,539,323)

Net under billings	$1,555,393

Included in the accompanying balance sheets under the following captions are:

September 15,
2003
Costs and estimated earnings in excess of billings	$2,042,947
Billings in excess of costs and estimated earnings	(487,554)

Net under billings	$1,555,393

6. Goodwill
The Company does not amortize goodwill. As a result of the acquisition of the assets of CES, the Company recorded goodwill of $1,000,000. At September 15, 2003, a physical inventory was taken and found that inventory had been overstated by $111,770 at the date of acquisition. An adjustment was made to inventory and goodwill at September 15, 2003, to reflect the proper amounts. The changes in the carrying amount of goodwill for the period ended September 15, 2003 are recorded below.

September 15,
2003

Beginning goodwill balance	$—

Goodwill recorded upon acquisition of CES	1,000,000
Adjustments to goodwill	111,770

Ending goodwill balance	$1,111,770

7. Acquisitions
On June 1, 2003 the Company acquired the assets of Christenson Electrical Services, Inc. (“CES”) a division of Christenson Electric, Inc., a related party. These assets consisted of customer lists and inventory, together valued at $1.5 million. In exchange for these assets, the company issued $1.5 million in subordinated debt to Christenson Electric, Inc. The acquisition of CES was accounted for using the purchase method in accordance with SFAS 141, “Business Combinations.” The results of operations for CES have been included in the Statements of Operations since the date of acquisition.
CES core businesses include electrical contracting and support for commercial and high-tech construction of high-rise office towers, hospitals, clean rooms or production areas, custom design and manufacture of energy management systems and industrial control panels, and maintenance of commercial lighting for retail, office, warehouse and industrial work environments.
In accordance with Financial Accounting Standard (SFAS) No. 141, Business Combinations, the total purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed. The estimate of fair value of the assets acquired was based on management’s estimates. The total purchase price was allocated to the assets and liabilities acquired as follows:

Inventory	$500,000

Goodwill	1,000,000

Total	$1,500,000

Goodwill of $1,000,000 represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. In accordance with SFAS 142, goodwill is not amortized and will be tested for impairment at least annually.

The following unaudited proforma information presents a summary of the results of operations of the Company assuming the acquisition of CES occurred on the first day of fiscal 2003. The Company has prepared the following summary proforma with the best information available, which management believes fairly represents the unaudited proforma results of operations of the combined Company for the period presented. The following information is unaudited.

Eight and a
half months
ended
September 15,
2003
Sales	$35,045,425

Net loss	$(2,449,568)

Basic and diluted net loss per share	$(0.04)

8. Shareholders’ Equity
In May 2001, 1,000 shares of common stock, representing all of the outstanding shares of Optec, Inc., a provider of cabling and networking technology services, were acquired by Optec Acquisition Corporation (OAC). Optec subsequently changed its name to Christenson Technology Services, Inc. (CTS) in November 2001. In August 2003, OAC was merged into CTS, retaining the CTS name for the resultant company. As a result of that merger, the owners of OAC received 54,826,875 shares of CTS common stock, which represented all of the outstanding shares of CTS. The 1,000 shares of previously outstanding CTS common stock were cancelled. At September 15, 2003, there were 120,000,000 shares of common stock authorized, of which 54,826,875 shares were outstanding. The Company has no preferred stock or other equity instruments outstanding at that date.
9. Segment Information
During the eight and a half months ended September 15, 2003, the Company’s operations comprised electrical construction services and information technology in the areas of voice, data, video and life safety.
The Company is managed as one specific line of business including construction and electrical services. The Company’s management makes financial decisions and allocates resources based on the information it receives from its internal management system. The Company’s management relies on the internal management system to provide sales, cost and asset information for the business as a whole.
All of the Company’s assets as of September 15, 2003, were attributable to U.S. operations. For the eight and a half months ended September 15, 2003, no customer accounted for 10% of the Company’s net sales.
10. Net Loss Per Share:
Net loss per share is computed based on the weighted average number of shares of common stock and potentially dilutive securities assumed to be outstanding during the period using the treasury stock method. Potentially dilutive securities consist of stock options, preferred stock, warrants and other instruments issued to purchase shares of the Company’s common stock.
The most significant difference between basic and diluted net loss per share is that basic net loss per share does not treat potentially dilutive securities as outstanding. There were no options, preferred stock or warrants outstanding at September 15, 2003.
11. Debt
Operating Line of Credit
As of September 15, 2003, the Company has a $4,000,000 credit facility, which expires in August 2004. Borrowings under the line of credit are due on demand, bear interest, payable weekly, at prime plus 6 1/2% and are collateralized by accounts receivable. The borrowing base is limited by certain factors such as length of collection cycle, subordination of collateral position on bonded work and other credit related factors. Subject to these limitations, the Company had $316,588 available borrowing capacity at September 15, 2003. As of September 15, 2003, borrowings of $3,683,412 were outstanding under the facility. The

Company was in compliance with the terms of the borrowing facility at the end of the period presented.
Long Term Debt
The Company had several notes payable outstanding at September 15, 2003. The total amount of the notes and their terms are summarized below.

September 15,
2003
Christenson Leasing Company, LLC (CLLLC) subordinated promissory note, six monthly interest only payments beginning November 15, 2003, payments of $18,354.82 including interest at 12% beginning June 15, 2004, amortized over five years, due and payable in full on October 15, 2005. This debt and accrued interest was transferred to Microfield Group, Inc. in an acquisition of CTS’ stock by Microfield. The debt and accrued interest was later converted to 1,964.286 shares of Microfield’s Series 3 preferred stock on April 2, 2004. (See notes 12 and 14)	825,000

Various subordinated notes payable to Robert Jesenik dba Jesenik Enterprises ($23,217), Christenson Leasing Company, LLC ($23,217), JW Assurance and Holding Limited ($33,168), interest only payments due January 17, 2004, sixteen quarterly payments totaling $6,337.19 beginning April 15, 2004 including interest at 12% until paid in full. These debts and accrued interest were transferred to Microfield Group, Inc. in the acquisition of CTS’ stock by Microfield. The debts and accrued interest were later converted to 189.529 shares of Microfield’s Series 3 preferred stock on April 2, 2004. (See notes 12 and 14)
79,602

Various subordinated notes payable to Robert Jesenik dba Jesenik Enterprises, Christenson Leasing Company LLC, JW Assurance and Holding Limited, JMW Capital Partners, Inc., interest only payment due January 17, 2004, sixteen quarterly payments of $4,036.31 beginning April 15, 2004 including interest at 12% until paid in full. These debts and accrued interest were transferred to Microfield Group, Inc. in the acquisition of CTS’ stock by Microfield. The debts and accrued interest were later converted to 120.714 shares of Microfield’s Series 3 preferred stock on April 2, 2004. (See notes 12 and 14)
50,700

Christenson Electric, Inc. (CE) Promissory Note arising from an Agreement to Consolidate, Amend and Satisfy Obligations from prior transactions between CE and CTS. No specified payment schedule. Amounts to be converted to equity of acquiring company. This debt was transferred to Microfield Group, Inc. in an acquisition of CTS’ stock by Microfield and immediately converted to 869,048 shares of Microfield’s Series 2 preferred stock on September 16, 2003. (See notes 12 and 14)	365,000

Christenson Electric, Inc. (CE) Promissory Note arising from an Agreement to Consolidate, Amend and Satisfy Obligations from prior transactions between CE and CTS. Payments of $31,142.23 including interest at 12% beginning November 15, 2003, amortized over five years, due and payable in full on October 15, 2008. This debt was transferred to Microfield Group, Inc. in an acquisition of CTS’ stock by

September 15,
2003
Microfield. On November 15, 2003, this debt was converted to 3,333,333 shares of Microfield’s Series 2 preferred stock. (See notes 12 and 14)	1,400,000

Various unsecured debts payable to Robert Jesenik, Brian Oliver, Thomas Sidley, JMW Group, LLC, Brian Christopher, and Kevin Robertson, no interest payable and no specified payment schedule. These debts were transferred to Microfield Group, Inc. in an acquisition of CTS’ stock by Microfield, and immediately converted to 532,902 shares of Microfield’s Series 2 preferred stock on September 16, 2003. (See notes 12 and 14)	223,819

JMW Capital Partners, Inc. note payable arising from an Agreement to Satisfy Obligations from prior transactions between JMW Capital Partners, Inc. and CTS. No specified payment schedule. Amounts to be converted to equity of acquiring company. This debt was transferred to Microfield Group, Inc. in an acquisition of CTS’ stock by Microfield, and immediately converted to 357,143 shares of Microfield’s Series 2 preferred stock on September 16, 2003. (See notes 12 and 14)	150,000

Christenson Leasing Company, LLC capital equipment lease, thirty-six monthly payments of $84,777 including interest at 30.15% beginning September 1, 2003, amortized over three years, due and payable in full on August 1, 2006. This debt was transferred to Microfield Group, Inc. in the acquisition of CTS’ stock by Microfield on September 16, 2003. The interest rate on this obligation was reduced to 25.04% early in 2004. Accordingly, the monthly lease payments were reduced to approximately $70,000. This lease was terminated in September 2004, and replaced with an operating lease. (See notes 12 and 14)
1,993,233

Total debt	5,087,354
Less current portion	(1,599,805)

Long term debt	$3,487,549

Aggregate maturities of long term debt, including interest, are as follows:

Fiscal year	Amount
2003	$1,080,184
2004	1,591,878
2005	1,652,781
2006	1,313,673
2007	635,457
12. Related Party Transactions
The Company has a number of promissory notes, lines of credit and lease obligations owing to related parties. The following table lists the notes and obligations outstanding at September 15, 2003 by related party.

		Maturity	Amount of	Monthly
Related Party	Type of Obligation	Date	Obligation	Payment

JMW Capital Partners, Inc. (a)	Note payable	Open	149,000	—
CLLLC(a)	Note payable	10/15/05	825,000	18,355
Various entities(a)	Notes payable	01/17/08	79,602	6,338
Various entities(a)	Notes payable	01/17/08	50,700	4,036
CEAC(a)	Bond guarantee fees	open	—	5,000
CEI(a)	Equipment lease	12/1/07	—	40,000
CLLLC(a)	Vehicle lease	8/1/06	1,993,233	84,777
CEI(a)	Real property leases	10/31/08	—	58,748

(a)	Robert J. Jesenik, CEO, director and significant shareholder of the Company, also owns a significant interest in these entities.
Terms and conditions of each of the notes and agreements are listed below.
Notes Payable
On September 15, 2003, CTS, JMW Capital Partners, Inc. (JMW) and Microfield Group, Inc. entered into an Agreement to Satisfy Obligations. JMW is an investment banking company in which Robert J. Jesenik, a Director and significant Shareholder, owns a significant ownership interest. Under this agreement CTS acknowledged debt in the amount of $150,000 owed to JMW. This debt was used for operating activities within CTS. The debt was transferred in the acquisition of CTS by Microfield, and immediately exchanged for 357,143 shares of Microfield’s Series 2 preferred stock.
On September 15, 2003, CTS, Christenson Electric, Inc. (CEI) and Microfield Group, Inc. entered into an Agreement to Consolidate, Amend and Satisfy Obligations. CEI is an electrical services company in which Robert J. Jesenik, is the CEO and a Director, and owns a substantial ownership interest. Under this agreement CTS acknowledged debts of $1.5 million and $265,000 owed to CEI. These debts relate to the purchase of Christenson Electrical Services’ inventory and customer lists by CTS. This was a transaction between entities under common control. As a result of this agreement involving a combined debt of $1,765,000, CTS executed a new Subordinated Amended and Restated Promissory Note for $1,400,000 due to CEI. It was agreed that the remaining $365,000 of indebtedness was to be converted to equity in Microfield Group, Inc., which was to acquire CTS on September 16, 2003. The acquisition occurred on that date, and the $365,000 was converted to 869,048 shares of Microfield’s Series 2 preferred stock.
On September 15, 2003, CTS executed an Amended and Restated Promissory Note in the amount of $825,000 due to Christenson Leasing Company, LLC (CLC). CLC is an equipment leasing company in which Robert J. Jesenik, a Director and significant Shareholder, holds a substantial ownership interest. This debt arose from contributions to CTS by CEI, on several dates, as working capital infusions to support operating activities. In May 2002, this debt was assigned to CLC by CEI. Under this note, six interest only payments are due monthly beginning on November 15, 2003. Thereafter, payments of $18,355 are due monthly beginning on June 15, 2004, with a balloon payment of $666,889 due and payable on October 15, 2005. Interest on this note accrues at 12% per annum beginning on September 15, 2003. This debt and accrued interest was transferred to Microfield Group, Inc. in an acquisition of CTS’ stock by Microfield. The debt and accrued interest was later converted to 1,964.286 shares of Microfield’s Series 3 preferred stock on April 2, 2004.
On January 17, 2003, CTS executed separate promissory notes with JMW, CLC, Robert Jesenik dba Jesenik Enterprises and JW Assurance and Holding Limited for the purchase of the undivided interests in certain assets previously leased by CTS. Robert J. Jesenik, a Director and significant Shareholder, owns a substantial ownership interest in all of the above named entities. An interest only payment is due on January 17, 2004. Thereafter, payments totaling $6,337 are due quarterly beginning on April 17, 2004. Interest on these notes accrues at 12% per annum beginning on January 17, 2003. These debts and accrued interest were transferred to Microfield Group, Inc. in the acquisition of CTS’ stock by Microfield. The debts and accrued interest were later converted to 189.529 shares of Microfield’s Series 3 preferred stock on April 2, 2004.
On January 17, 2003, CTS executed separate promissory notes with JMW, CLC, Robert Jesenik dba Jesenik Enterprises and JW Assurance and Holding Limited in payment of certain past due rent amounts due from CTS under an asset lease. Robert J. Jesenik, a Director and significant Shareholder, owns a substantial ownership interest in all of the above named entities. An interest only payment is due on January 17, 2004. Thereafter, payments totaling $4,036 are due quarterly beginning on April 17, 2004. Interest on these notes accrues at 12% per annum beginning on January 17, 2003. These debts and accrued interest were transferred to Microfield Group, Inc. in the acquisition of CTS’ stock by Microfield. The debts and accrued interest were later converted to 120.714 shares of Microfield’s Series 3 preferred stock on April 2, 2004.
As of September 15, 2003 approximately $190,000 of interest was payable to entities in which Mr. Jesenik has a significant beneficial interest under the notes and agreements listed above.
Bond Indemnity Fees
A certain number of construction projects require the CTS to maintain a surety bond. The bond surety company requires an additional guarantee for issuance of the bond. The Company has an agreement with CEAC, Inc. (CEAC) under which it paid CEAC $5,025 per month for CEAC’s guarantee of this bond liability. CEAC holds a substantial ownership interest in CEI. Robert J. Jesenik, a Director and significant Shareholder, owns a substantial ownership interest in CEAC. The guarantee fee is computed as 15% (annualized) of the open liability under bonds issued for CTS and indemnified by certain shareholders of CEAC. The amount of the monthly payments has fluctuated since the end of this reporting period as it is subject to the open bond liability, which also fluctuates.
Equipment Lease Agreement
On September 1, 2003, CTS entered into an agreement with CEI for use of certain equipment leased by CEI from an outside party. Robert J. Jesenik, a Director and significant Shareholder, owns a substantial ownership interest in CEI. The equipment consists of various construction vehicles, trailers, miscellaneous construction equipment, office furniture, computer hardware and software. Under the terms of the lease CTS pays CEI $40,000 monthly beginning on September 1, 2003, with the final payment due on December 1, 2007. The lease is accounted for as an operating lease and contains a 10% purchase option at the end of the lease term, December 31, 2007. At September 15, 2003, the Company was past due on payments totaling $40,000.
In December 2003, this agreement was amended to defer a portion of the monthly payment amount for the following thirteen months. This deferral, amounting to $130,000, was subsequently converted to 309.524 shares of Microfield Series 3 preferred stock on April 2, 2004.
Master Vehicle Lease Agreement
On September 1, 2003 CTS entered into a master vehicle lease agreement with CLLLC for use of certain vehicles used in its construction business. CLLLC is an equipment leasing company in which Robert J. Jesenik, a Director and significant Shareholder, holds a substantial ownership interest. Under the terms of the lease, CTS pays CLLLC thirty-six monthly payments of $84,777 including interest at 30.148%, beginning on September 1, 2003, with the final payment due August 1, 2006. The lease contains a renewal provision under which it has the option, at the end of the lease term, to purchase or return the vehicles, or to renew the lease for an additional 12 months. The lease payment will remain fixed unless the 30-day Commercial Paper Rate as published in the Wall Street Journal exceeds 2.00%. If that occurs, the lessor has the option to increase the lease payment. This lease is accounted for as a capital lease. On September 1, 2003, $1,993,233 was recorded as cost of the vehicles leased with the same amount recorded as debt owed under the lease as of that date.

In December 2003, this lease was amended to change the payments to an adjustable amount, to be computed based on the amount of costs incurred under the lease each month. The interest rate of the lease was also lowered to 25.04%. Starting in January 2004, a portion of each of the monthly lease payments for the following twelve months, amounting to $120,000, was deferred as part of a debt restructuring. This deferred amount was subsequently converted to 285.714 shares of Microfield Series 3 preferred stock on April 2, 2004.
Real Property Sub Leases
On September 1, 2003, CTS entered into seven real property subleases with CEI for use of buildings, offices and storage yards to house the operations and property of CTS. Robert J. Jesenik, a Director and significant Shareholder, owns a substantial ownership interest in CEI. CTS has operating activities in Portland, Eugene, and Bend Oregon. As of December 31, 2003, CTS vacated its office in Bend, Oregon as the lease expired. After January 14, 2004, the Swan Island facility lease obligation will be converted to a month-to-month lease. The monthly sublease payments totaled $58,748 at September 15, 2003. Of that amount, $798 is due on a month-to-month basis. The remaining $57,950 is due on leases with maturity dates between December 31, 2003 and October 31, 2008. Beginning in February 2004, the Company’s monthly lease obligation will be $55,168, with $7,922 of that on a month-to-month basis. The annual rent obligations from September 15 2003, for each property are listed in the table below.

Location	Maturity	2003	2004	2005	2006	2007	2008

Thurman Building	10/31/08	116,232	464,928	464,928	464,928	464,928	387,440
Swan Island	01/14/04	21,369	3,562
Eugene	09/30/05	21,012	84,048	63,036
Bend	12/31/03	10,743
Crown Plaza Office	7/31/07	4,494	17,976	17,976	17,976	10,486
Pope Storage	*
Montgomery Park Storage	*

Total		173,850	570,514	545,940	482,904	475,414	387,440

*	Month-to-Month
Management Services Agreement
On September 11, 2003 CTS entered into a management services agreement with CEI for the extension of certain management consulting services by CE and their employees to CTS. Robert J. Jesenik, a Director and Significant shareholder, owns a substantial ownership interest in CEI. Under the terms of the agreement, certain employees will provide management consulting services to CTS upon reasonable request. The services to be provided by CE’s employees include financial, legal, industry and labor affairs and management reporting services. The monthly fee for general management, financial and industry and labor affairs were determined to be $14,000 per month, payable in advance. The fees for legal and management reporting system services were set at $150 per hour and $65 per hour, respectively. These fees were discontinued in January 2004.
Administrative Services Agreement
On September 15, 2003, CTS entered into an administrative services agreement with CEI for the extension of certain administrative and related services by the Company to CEI. Robert J. Jesenik, a Director and

significant shareholder, owns a substantial ownership interest in CEI. Under the terms of the agreement, certain employees provided administrative and related services to CEI upon reasonable request. The agreement is subject to a 60-day notice period before termination by either party. The monthly payment for these services was determined at the effective date of the agreement to be approximately $35,000, with a provision to be adjusted as needed based on the level of usage of these services by CEI. During the first quarter of 2004, the payment by CEI for these services was renegotiated to $15,000 per month as the cost of services to CEI had been reduced. CTS did not charge CE for these services from August 2004 to December 2004, but resumed a charge of approximately $12,500 per month in January 2005.
13. Commitments and Contingencies
Manufacturing and Purchase Commitments
The Company purchases inventory on an as needed basis. There are no purchase commitments for products that CTS uses in the performance of its services.
The Company is party to a number of lease agreements, many of which are included in Note 12 above. Following is a schedule of the Company’s annual lease commitments for the coming five years.

Year	Amount
2003	$683,302
2004	2,245,342
2005	2,175,138
2006	1,623,144
2007	944,928
2008 and beyond	320,000
14. Subsequent Events
Sale of CTS common stock to Microfield Group, Inc. On September 16, 2003, all of the outstanding common stock of CTS was acquired by Microfield Group, Inc. Christenson Group LLC, the sole shareholder of CTS, exchanged their interest for 4,193,142 shares of Microfield’s Series 2 preferred stock. Also on that date, Microfield acquired all of the outstanding common stock of Velagio, Inc. in exchange for 4,193,143 shares of Microfield’s Series 2 preferred stock. With the acquisition of these two companies, and the acquisition of Innovative Safety Technologies in September of 2002, Microfield had three wholly-owned subsidiaries. In the quarter following the acquisitions of Velagio and CTS, Microfield’s management made the decision to shut down the operations of Velagio and IST, and concentrate on the operations of CTS.

(f) Exhibits. The following exhibits are filed with this document:
  Exhibit 2.1(i) – Agreement and Plan of Merger dated September 15, 2003, by and between Microfield Group, Inc., Christenson Technology Services, Inc., and Christenson Group LLC.
  Exhibit 2.2 (i) – Agreement and Plan of Merger dated September 15, 2003, by and between Microfield Group, Inc., Velagio, Inc., Kurt A. Underwood, and TSI Telecommunication Services, Inc.
  Exhibit 23.1 (i) Consent of Independent Accountants
  Exhibit 99.1(i) Indemnification Escrow Agreement dated September 15, 2003.
(i) Incorporated by reference to the Company’s current report on Form 8-K dated September 16, 2003, filed on October 1, 2003.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 29, 2005

Microfield Group, Inc.

/s/ A. MARK WALTER

A. Mark Walter,
President